EXHIBIT 10.1

EXECUTION VERSION
SUPPLY AGREEMENT
THIS SUPPLY AGREEMENT (this “Agreement”) is made and entered into and effective as of March 1, 2023 (the “Effective Date”), by and between VGP Holdings LLC (“SUPPLIER”), Valvoline Inc. and Valvoline LLC (“VRS” and, together with Valvoline Inc., the “CUSTOMER”). SUPPLIER and CUSTOMER are each referred to herein as a “Party”, and together as “Parties”.
WHEREAS, SUPPLIER manufactures, markets and sells various lubricant products, chemicals and automotive products globally; and
WHEREAS, CUSTOMER owns and operates quick oil change facilities and automotive service centers in the Territory and is also a franchisor of such facilities and centers.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:
1.DEFINITIONS.
“Affiliate” of a party means any other party or person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such party. For the purposes of this definition, the term “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract, or otherwise, or ownership, beneficially or of record, of more than fifty percent (50%) of the voting securities of a party. Notwithstanding the foregoing, in no event shall Affiliates include (i) a controlling party that is a sovereign state or a political subdivision or governmental entity of a sovereign state or (ii) any party that would be an Affiliate only due to being under the common control of a sovereign state or political subdivision or governmental entity of a sovereign state. Saudi Arabian Oil Company, a joint stock company established under the laws of the Kingdom of Saudi Arabia, and its direct and indirect controlled subsidiaries (other than SUPPLIER and its direct and indirect controlled subsidiaries), shall not be deemed to be Affiliates of SUPPLIER except (x) solely with respect to Section 31(b)(i) and (y) otherwise with respect to this Agreement solely to the extent this Agreement has been assigned or transferred by SUPPLIER pursuant to Section 31(b)(i) to an entity that is not SUPPLIER or its direct or indirect controlled subsidiaries.
“Alternative Supplier” means a supplier of products other than SUPPLIER.
“Confidential Information” of a Party means all information regarding such Party’s business.
“Core Products” means automotive (including electric vehicles) Lubricant Products, coolants, antifreeze and Valvoline Professional Series chemical products and other service chemicals, in each case, produced or sold by or on behalf of SUPPLIER under any “Valvoline” or “V” trademark, as set forth in Exhibit A.
“Customer Licensee Locations” means all quick lube or oil change locations in the Territory licensed or franchised by CUSTOMER or its Affiliates to licensees or franchisees under the Valvoline Instant Oil Change trademark, Valvoline Express Care trademark, Valvoline Great Canadian Oil Change trademark or any other “Valvoline” or “V” trademark, which shall include all VIOC Locations, Express Care Locations and Great Canadian Licensee Locations.
“Customer Locations” means, collectively, all Customer-Owned Locations and Customer Licensee Locations.
“Customer-Owned Locations” means all quick lube or oil change locations in the Territory owned or operated by CUSTOMER or its Affiliates under the Valvoline Instant Oil Change trademark, Valvoline Express Care trademark, Valvoline Great Canadian Oil Change trademark or any other “Valvoline” or “V” trademark.
“Express Care Locations” means all quick lube or oil change locations in the Territory licensed or franchised by CUSTOMER or its Affiliates to licensees or franchisees under the Valvoline Express Care trademark.
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“Great Canadian Licensee Locations” means all quick lube or oil change locations in the Territory licensed or franchised by CUSTOMER or its Affiliates to licensees or franchisees under the Valvoline Great Canadian Oil Change trademark.
“Inflation Adjustment” means an annual increase in the amount of [***] per annum, as calculated as [***]n, where n is equal to the number of full years after the Effective Date.
“Lubricant Products” means motor oils, transmission fluid, gear oils, grease and any other lubricant product used for automotive (including electric vehicles) retail services purposes, in each case, produced or sold by or on behalf of SUPPLIER under any “Valvoline” or “V” trademark.
“Non-Lubricant Products” means all Products that are not Lubricant Products.
“Other Products” means the products that are not Core Products and that are produced or sold by or on behalf of SUPPLIER under any “Valvoline” or “V” trademark, and that are (i) produced or sold as of the Effective Date or (ii) planned by SUPPLIER to be produced or sold within two years after the Effective Date, as set forth on Exhibit A.
“Products” means the Core Products and the Other Products.
“Retail Services” means all retail services, including transportation-related retail services, conducted (i) on a business to consumer basis, or (ii) solely with respect to vehicle maintenance or care on all modes of ground transportation, on a business to business basis, in each case, either directly or through a franchisee, licensee, or business partner, whether previously, now, or hereafter rendered, and all marketing, promotion, and advertising thereof.
“ROFR Products” means all products that are not Products.
“Service Levels” has the meaning given to it in Section 1(b) of Exhibit B.
“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate), as set forth at https://www.newyorkfed.org/markets/reference-rates/sofr or any successor source for the secured overnight financing rate identified as such by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) from time to time.
“Supplier Costs” means, with respect to each Product, the actual costs calculated in accordance with the provisions of Exhibit E.
“Taxing Authority” means any federal, state, local or foreign government, or any court or other judicial or arbitral body of competent jurisdiction, administrative agency, commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, or any political or other subdivision or branch of any of the foregoing, in each case, exercising tax regulatory authority.
“Territory” means the United States of America and Canada, and their respective possessions and territories.
“Total Volumes” of a Product means, (i) with respect to a Lubricant Product, collectively, Initial Volumes of such Product and Incremental Volumes of such Product, and (ii) with respect to a Non-Lubricant Product, the total volumes of such Product sold under this Agreement.
“Trademark Co-Existence Agreement” means that Trademark Co-Existence Agreement, dated as of the date hereof, among the Parties and certain of their Affiliates.
“VIOC Locations” means all quick lube or oil change locations in the Territory licensed or franchised by CUSTOMER or its Affiliates to licensees or franchisees under the Valvoline Instant Oil Change trademark or any other “Valvoline” or “V” trademark (other than the Great Canadian Oil Change trademark or the Valvoline Express Care trademark).
2.SUPPLY AND PURCHASE COMMITMENTS.
a.During the Term, SUPPLIER shall sell and deliver, and CUSTOMER shall purchase, pay for, take delivery of and provide safe access for the delivery from SUPPLIER (or

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its authorized distributor) at the Customer Locations (other than any Burdensome Customer Location) of, the Products, in accordance with the terms of this Agreement.
b.CUSTOMER shall, and shall cause each Customer Location (other than each Burdensome Customer Location) to, purchase from SUPPLIER a percentage of such party’s requirements for the Products (or products that compete with the Products) that is equal to or greater than the applicable minimum percentage as set out in Exhibit A (the “Minimum Percentages”);
c.CUSTOMER shall use commercially reasonable efforts to purchase, and to cause each Customer Location (other than each Burdensome Customer Location) to purchase, [***]% of such party’s requirements for the Products (or products that compete with the Products) to the extent the Minimum Percentage with respect to any Product is less than [***]%;
d.SUPPLIER shall have the right of first refusal, but not the obligation, to supply up to [***]% of CUSTOMER’s requirements for Customer-Owned Locations and Great Canadian Licensee Locations (in each case, other than any Burdensome Customer Location) for any ROFR Products, and CUSTOMER shall have the obligation to purchase any such ROFR Products from SUPPLIER. CUSTOMER shall give SUPPLIER commercially reasonable advance written notice of its intent to purchase any such ROFR Products, and to the extent that SUPPLIER elects (in its sole discretion) to exercise such right of first refusal it shall give commercially reasonable advance written notice thereof to CUSTOMER. In the event that SUPPLIER exercises its right of first refusal with respect to any ROFR Product, the Parties agree to discuss in good faith the potential amendment of this Agreement (including Exhibit A hereof) to reflect the addition hereto of supply and purchase commitments and pricing arrangements with respect to such product, with the intent of continuing to provide for the exclusive supply of Products on market terms by SUPPLIER to CUSTOMER hereunder. In the event that the Parties cannot reach mutual agreement after [***] of such discussion, CUSTOMER shall be permitted to purchase such ROFR Product from an Alternative Supplier; provided that, the Parties shall use commercially reasonable efforts to minimize the term of any supply agreement entered into with an Alternative Supplier with respect to such ROFR Product; provided that such minimization does not result in or contribute to higher pricing or the incurrence of additional costs by CUSTOMER or otherwise adversely affect the terms of such supply agreement that can be obtained by CUSTOMER. CUSTOMER shall use commercially reasonable efforts to encourage Customer Locations (other than each Burdensome Customer Location) to purchase up to [***]% of such Customer Location’s requirements for ROFR Products from SUPPLIER.
e.CUSTOMER shall only use the products sold under this Agreement (i) for a Retail Services purpose, and (ii) for consumption by retail consumers in the process of CUSTOMER delivering Retail Services. CUSTOMER shall not, and shall cause each Customer Location not to, advertise, promote, or in any other way market products that compete with the Products.
f.On or prior to October 15 of each calendar year, CUSTOMER shall provide to SUPPLIER a detailed report that sets out the types and quantities of the Products, and any other products that compete with the Products, that have been ordered and/or sold by the Customer Locations during the previous calendar year, broken down by type of Customer Location and Product type (“Annual Sales Report”) for the purpose of SUPPLIER verifying CUSTOMER’S performance of its obligations pursuant to this Agreement (including Section 2(a) through 2(e)) during the previous calendar year. Each Annual Sales Report also shall set out, for each type of Product set forth on Exhibit A, the aggregate quantities of such type of Product sold by each type of Customer Location set forth on Exhibit A, as a percentage of such type of Customer Locations’ aggregate sales of such type of Product and products that compete with such type of Product. With respect to each Annual Sales Report, SUPPLIER has the right to, or the right to have a third-party auditor, review the data and other underlying information (including through the inspection of any relevant Customer Location) that is the basis of such Annual Sales Report, to verify the accuracy of such Annual Sales Report and CUSTOMER’S performance of its obligations hereunder. Such audit shall be at SUPPLIER’s sole cost and expense; provided, however, that if

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such audit reveals CUSTOMER’s non-compliance with this Section 2(f) or any material inaccuracy, error or omission in the Annual Sales Report, such audit shall be at CUSTOMER’s sole cost and expense.
g.SUPPLIER shall, in the Territory, (i) prohibit each of the [***] CUSTOMER’s competitors set forth on Exhibit I (the “Restricted Customers”) from featuring, displaying or advertising any product branded with any “Valvoline” or “V” trademark (a “Valvoline-Branded” product) more prominently than competing products of Alternative Suppliers offered by such Restricted Customer and (ii) prohibit each Restricted Customer from including mention of Valvoline-Branded products on exterior signage fixed on any building. If SUPPLIER is an exclusive supplier to a Restricted Customer, SUPPLIER shall not be permitted to supply any Valvoline-Branded product to such Restricted Customer and shall prohibit such Restricted Customer from advertising or marketing any product as a Valvoline-Branded product; provided, however, that the foregoing shall in no way limit or restrict SUPPLIER from supplying white label products or products that are not Valvoline-Branded products to such Restricted Customer (or any other party).
3.PLANNING REQUIREMENTS.
a.On or prior to September 1 of each calendar year, the Parties shall agree on a good faith non-binding orders forecast that sets out, for planning purposes only, the types and quantities of Products to be ordered by CUSTOMER (broken down by Customer Location, stock keeping unit number (“SKU”) and quantity per SKU) in the following calendar year.
b.On or prior to the eighth (8th) day of each month, the Parties shall agree on an orders forecast that sets out the types and quantities of Products to be ordered by CUSTOMER (broken down by Customer Location, SKU and quantity per SKU) in the following three (3) calendar months (on a rolling basis) (“3-Month Orders Forecast”). In each 3-Month Orders Forecast:
i.the forecast for the immediately following calendar month shall constitute a binding commitment by CUSTOMER to submit all orders that, in the aggregate, will be equal to or exceed the quantities of Products forecasted for such month (the “Monthly Binding Quantities”) and to take delivery of such quantities at the designated Customer Locations; and
ii.the forecast for each of the subsequent two (2) calendar months shall provide a good faith non-binding orders forecast for such month, provided that, without prejudice to Section 4, any new Customer Location added to Exhibit K in accordance with this Agreement shall not be included in any 3-Month Orders Forecast until 30 days after such addition of the Customer Location, unless expressly agreed otherwise by the Parties; provided further that, at least 30 days prior to the addition of any new Customer Location to Exhibit K in accordance with this Agreement, CUSTOMER shall provide to SUPPLIER a non-binding orders forecast that sets out, for planning purposes only, the types and quantities of Products to be ordered by CUSTOMER for such new Customer Location (broken down by SKU and quantity per SKU) in the following three (3) calendar months, estimated based on the information available to CUSTOMER at such time.
c.In the event that the aggregate quantities of any Product ordered by CUSTOMER in any month are in excess of [***]% greater or less than the Monthly Binding Quantities of such Product for such month, the Parties shall discuss in good faith such variance and the potential causes and resolutions thereof for the purpose of avoiding such variance in the future.
d.Notwithstanding anything to the contrary in this Agreement, or CUSTOMER’s submission of the relevant orders to SUPPLIER in accordance with Section 7, SUPPLIER shall use commercially reasonable efforts, but shall have no obligation, to supply CUSTOMER with any quantities of Products that are ordered by CUSTOMER and are in excess of [***]% of the Monthly Binding Quantities of such Products for such month.

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4.CUSTOMER LOCATIONS.
a.CUSTOMER shall ensure that, at all times during the Term, Exhibit K attached hereto contains an accurate and complete list of all Customer Locations and identifies each Customer-Owned Location, each VIOC Location, each Express Care Location and each Great Canadian Licensee Location.
b.A location may be added as a Customer Location to Exhibit K, solely in accordance with Section 4(c) or Section 4(d). If SUPPLIER reasonably determines in its sole discretion that supplying any new Customer Location will pose a commercially unreasonable burden on SUPPLIER (in relation to logistics, the cost thereof or otherwise), the Parties agree to work together to resolve such difficulties in good faith in a manner acceptable to both Parties, and if such resolution cannot be mutually agreed within [***] of such discussions, and SUPPLIER is unwilling or unable to supply the required Products in a timely manner, CUSTOMER shall be permitted to purchase its requirements for such Customer Location, which cannot be met by SUPPLIER, from an Alternative Supplier, and SUPPLIER shall have no obligation under this Agreement (in relation to supply or otherwise) with respect to such Product requirements at such Customer Location (such Customer Location, a “Burdensome Customer Location”); provided that, in the event that CUSTOMER does purchase packaged products from an Alternative Supplier for a Burdensome Customer Location, CUSTOMER shall use commercially reasonable efforts to purchase packaged products under a “Valvoline” or “V” trademark. To the extent that SUPPLIER subsequently indicates, in written notice to CUSTOMER, that it is ready, willing and able to commence supplying Products to such Customer Location, (i) upon the expiration or termination of all supply agreements in effect at such time that require such Burdensome Customer Location to purchase products that compete with the Products from an Alternative Supplier, such Customer Location shall cease to be a Burdensome Customer Location and (ii) CUSTOMER agrees to exercise as promptly as practicable any termination right available to CUSTOMER under any such supply agreement if CUSTOMER is able to terminate such agreement without incurring any monetary penalty or damages as a result of the termination. The Parties shall use commercially reasonable efforts to minimize the time that any Customer Location remains a Burdensome Customer Location.
c.On or prior to October 1 of each calendar year, CUSTOMER shall propose to SUPPLIER a schedule (the “Customer Locations Schedule”) that sets out any proposed Customer Location that CUSTOMER intends to add to Exhibit K in the following calendar year, the date intended for such addition and CUSTOMER’s best estimated requirements for Products (or other products) and service level requirements for each such proposed Customer Location; provided, that in no event shall any such Customer Locations Schedule propose the addition of any new Customer Location on a date that is less than ninety (90) days following the date of delivery of such Customer Locations Schedule.  The Parties shall discuss CUSTOMER’s proposed Customer Locations Schedule in good faith and use commercially reasonable efforts to agree on a mutually acceptable plan with respect to the addition of such proposed Customer Locations to Exhibit K of this Agreement within thirty (30) days after SUPPLIER’s receipt of the Customer Locations Schedule. On or prior to each subsequent January 1, April 1, July 1, and October 1, CUSTOMER shall provide SUPPLIER an updated proposed Customer Locations Schedule (each, a “Locations Schedule Update”), that provides (i) an update on the progress with respect to the addition of the proposed new Customer Locations identified in the initial Customer Locations Schedule, including updates regarding the proposed date that CUSTOMER intends to add each such proposed Customer Location as a Customer Location and CUSTOMER’s best estimate of requirements for Products (or other products) and service level requirements with respect to each such Customer Location and (ii) any proposed changes to the list of proposed Customer Locations identified in the initial Customer Locations Schedule, together with any proposed dates that CUSTOMER intends to add a new proposed Customer Location as a Customer Location (which shall not, in any event, be less than ninety (90) days following the date of such Locations Schedule Update) and CUSTOMER’s best estimate of requirements for Products (or other products) and service level requirements with respect to each such new Customer Location. Any location that is

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included in the Customer Locations Schedule or Locations Schedule Update and added as a Customer Location in accordance with the plan set out in such Customer Locations Schedule or Locations Schedule Update shall be added to Exhibit K on the applicable date set forth in the most recent Customer Locations Schedule or Locations Schedule Update prior to such date. If CUSTOMER becomes aware of any proposed Customer Location that is at such time intended to be added as a Customer Location in less than ninety (90) days (including pursuant to Section 4(d)) and is not set forth on the most recently updated Customer Locations Schedule or Locations Schedule Update, or for which the estimated requirements for Products (or other products) or service level requirements set forth on the most recently updated Customer Locations Schedule or Locations Schedule Update have materially changed as compared to the estimated requirements set forth on the most recently updated Customer Locations Schedule or Locations Schedule Update, CUSTOMER shall promptly provide written notice thereof to SUPPLIER, and the Parties agree to discuss in good faith a new date for adding such location to Exhibit K as a Customer Location (provided that, SUPPLIER shall have no obligation under this Agreement (in relation to supply or otherwise) with respect to any such location, until such agreed new date). CUSTOMER shall promptly provide written notice to SUPPLIER if CUSTOMER reasonably determines that any location that is included in the Customer Locations Schedule or Locations Schedule Update will not be added to Exhibit K as a Customer Location in accordance with the Customer Locations Schedule.
d.If CUSTOMER plans to acquire any business or locations during the Term, or to onboard any new Customer Licensee Location by entering into license or franchise arrangements under the Valvoline Instant Oil Change trademark, Valvoline Express Care trademark, Valvoline Great Canadian Oil Change trademark or any other “Valvoline” or “V” trademark with respect to a location that was not previously a Customer Location, CUSTOMER’s plans with respect to any such acquisition or onboarding shall be included in the Customer Locations Schedule and Locations Schedule Update.  Subject to the terms of Sections 3, 4(b) and 4(c), upon the completion of any such proposed acquisition or onboarding, the related Customer Locations shall be added to Exhibit K as a Customer Location with respect to each Product to be supplied to such Customer Location (on a rolling basis with respect to each relevant Product if applicable under this Section 4(d)) upon the expiration or termination of all supply agreements that require such business and/or location to purchase products that compete with the Products, and CUSTOMER agrees to (or in the case of an onboarded Customer Licensee Location, agrees to use commercially reasonable efforts to cause such Customer Licensee Location to) exercise as promptly as practicable any termination right available to CUSTOMER or such Customer Licensee Location, as applicable, under any such supply agreement if CUSTOMER or such Customer Licensee Location, as applicable, is able to terminate such agreement without incurring any monetary penalty or damages (or an increase in the price for other products supplied under such supply agreement to the extent such supply agreement remains in effect with respect to other products) as a result of the termination. CUSTOMER shall not (or in the case of an onboarded Customer Licensee Location shall use commercially reasonable efforts to cause such onboarded Customer Licensee Location not to) exercise any renewal options contained in any such supply agreements following the date of CUSTOMER’s acquisition of the relevant business and/or location or the onboarding of such Customer Licensee Location, as applicable. In no event shall SUPPLIER be liable to CUSTOMER or any other party for any damages incurred in connection with the expiration, termination or non-renewal of any such supply agreements.
e.During the Term, CUSTOMER may cease all operations at any Customer Location and remove such Customer Location from Exhibit K; provided that, CUSTOMER shall have provided to SUPPLIER commercially reasonable advance written notice (and in no event less than thirty (30) days) that CUSTOMER will cease all operations at such Customer Location. Additionally, CUSTOMER may directly or indirectly transfer or dispose of any of its rights or properties in any Customer Location to a third party (through asset sale, sale of securities, merger or otherwise); provided that, any such transfer or disposition to a third party shall be subject to SUPPLIER’s rights pursuant to this Agreement (including Section 31(a)) and, at the election of SUPPLIER in SUPPLIER’s sole discretion, shall require such third party to enter into

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a supply agreement with SUPPLIER as of the date of such transfer or disposition, on substantially the same terms and conditions as this Agreement.
5.PRICE.
a.CUSTOMER shall pay to SUPPLIER the applicable price for the Products as determined in accordance with the provisions set forth in Exhibit H.
b.The applicable price of the Products as determined in accordance with Section 5(a) shall be invoiced, paid and adjusted in accordance with the provisions set forth in Exhibit G.
c.CUSTOMER is responsible for payment of all sales, use, value-added and similar taxes imposed on the supply of Products hereunder, whether or not included in such prices, provided that such taxes are separately stated in writing to CUSTOMER, and provided further that SUPPLIER promptly provides any information reasonably requested by CUSTOMER in connection with such amounts. Each Party shall use commercially reasonable efforts to (i) minimize the amount of sales, use, value-added and similar taxes imposed on the supply of Products hereunder, and (ii) cooperate with the other Party in providing any information or documentation that may be reasonably necessary to minimize such taxes or obtain such exemptions or reductions. If at any time SUPPLIER actually receives a refund (or credit or offset in lieu of a refund) of any such taxes borne by the CUSTOMER under this Section 5(c), then SUPPLIER shall promptly pay over to CUSTOMER the lesser of (A) the amount of such refund, credit or offset (net of all reasonable out-of-pocket, expenses and taxes incurred in respect thereof) and (B) the amount reimbursed by CUSTOMER to SUPPLIER for such taxes pursuant to this Section 5(c), it being understood that CUSTOMER shall be liable to SUPPLIER for (1) any subsequent disallowance of such refund, credit or offset and any related interest, penalties, or additions thereto and (2) any reasonable out-of-pocket expenses related to such disallowance. If compliance with law prevents SUPPLIER from charging or CUSTOMER from paying the price provided in this Agreement, any resulting failure to perform shall be excused subject to Section 27.
d.Without limiting CUSTOMER’s responsibility to pay the taxes described in Section 5(c), CUSTOMER shall have the right to deduct and withhold from any payments made under this Agreement to SUPPLIER such amounts as are required to be deducted and withheld under applicable tax law. To the extent that amounts are deducted or withheld in accordance with this Section 5(d) and timely paid to the appropriate Taxing Authority, such amounts will be treated for all purposes of this Agreement as having been paid to SUPPLIER in respect of which such deduction or withholding was made. The Parties shall reasonably cooperate to determine whether any such withholding or deduction applies to a payment and, if so, shall further reasonably cooperate to minimize such taxes. CUSTOMER shall provide SUPPLIER with any reasonable cooperation or assistance as may be necessary to enable SUPPLIER to claim exemption from, or a reduction in the rate of, any such taxes, and receive a refund of such withholding or deduction or to claim a tax credit therefor.
e.Notwithstanding Section 5(a), CUSTOMER shall have the right (the “Auction Right”) to solicit only from any or all of the parties set forth on Exhibit J or their respective Affiliates or successors engaged in the business in which SUPPLIER engages (the “Alternative Supplier Bidders”), competitive bids for the supply of the Total Volumes of all Products of comparable quality to, and comparable specifications as, the Products being supplied by SUPPLIER to CUSTOMER at such relevant time. [***]. CUSTOMER may exercise its Auction Right, [***]. Notwithstanding anything herein to the contrary, SUPPLIER shall have the right, upon notice to CUSTOMER [***] require CUSTOMER to exercise [***]. Upon receipt of such notice, CUSTOMER shall be obligated to exercise its Auction Right and follow the procedures set forth in Exhibit D with respect thereto.
f.SUPPLIER will exercise commercially reasonable efforts to optimize Supplier Costs while maintaining the performance, quality and reliability of the products to be supplied under this Agreement.

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6.PAYMENT TERMS.
CUSTOMER shall pay each invoice amount within [***] from the date of invoice, and free and clear of any withholdings, set-offs and other deductions, other than as required under applicable law. Any amount not paid by CUSTOMER when due shall bear interest from the payment due date to the date of actual payment at a rate equal to [***] (and interest shall continue to accrue under this provision notwithstanding the expiration or termination of this Agreement for any reason). Each order under this Agreement shall be considered a separate sale under a separate invoice.
7.SERVICE LEVELS AND ORDER REQUIREMENTS.
The Products shall be made available to CUSTOMER subject to and in accordance with the planning requirements set forth in Section 3, and the order requirements, Service Levels and the other provisions set forth in Exhibit B.
Commencing on the date that is six (6) months after the Effective Date, CUSTOMER shall place any order for Products at least [***] in advance of the date of delivery of such Products. If CUSTOMER does not timely place an order for Products, SUPPLIER shall use commercially reasonable efforts, but shall have no obligation, to supply such Products to CUSTOMER.
For the six (6) months following the Effective Date, CUSTOMER shall place any order for Products consistent with the lead time requirements for CUSTOMER orders as of immediately prior to the Effective Date. The Parties shall work collaboratively in good faith, during the first six (6) months after the Effective Date, to facilitate the gradual transition of the lead time requirements for CUSTOMER orders from the current (as of the Effective Date) practice to the minimum of [***] lead time as required under the immediately preceding paragraph.
8.AVAILABILITY OF SUPPLY.
a.If it is determined that a Customer Location is out of a particular Product and SUPPLIER is unable to supply through its normal supply points, SUPPLIER will explore other distribution points and package sizes to ship the unavailable Product to CUSTOMER with de minimis additional costs, subject to the planning requirements set forth in Section 3, and the normal lead times and order requirements and the other provisions set forth in Section 7.
b.CUSTOMER shall use commercially reasonable efforts to (x) refrain from purchasing any products from an Alternative Supplier and (y) in the event that CUSTOMER does purchase packaged products from an Alternative Supplier, purchase packaged products under a “Valvoline” or “V” trademark; provided that, CUSTOMER shall be permitted to purchase products from an Alternative Supplier solely to the extent that, as shown by demonstrable evidence (i) any purchase arrangements entered into by CUSTOMER and the Alternative Supplier shall not remain in effect beyond such time as SUPPLIER indicates, in a written notice to CUSTOMER, that it is ready, willing and able to commence supplying Products, and shall not interfere with SUPPLIER’s ability to supply such Products, and CUSTOMER’s ability to accept and pay for such supply, in accordance with this Agreement, and (ii) such product requirements of CUSTOMER cannot be met or are not met by SUPPLIER, or SUPPLIER gives written notice to CUSTOMER of the same; provided, further, that, any Products that SUPPLIER was unable to supply due to CUSTOMER not being in material compliance with the planning requirements set forth in Section 3, or the normal lead times or order requirements or the other provisions set forth in Section 7, any volumes of products that compete with such Products that CUSTOMER purchases from an Alternative Supplier shall be excluded from CUSTOMER purchase commitment requirements for purposes of determining CUSTOMER’s compliance with Section 2(b).
9.REPLACEMENT PRODUCTS.
a.In the event SUPPLIER introduces replacement products to its product line during the Term as substitutes for the current Products set forth on Exhibit A, based upon changes to formulation, product engineering or otherwise, but to which there has been

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no change made to the Product specifications (“Replacement Products”), SUPPLIER agrees that CUSTOMER’s pricing on the Replacement Products will be subject to the same standard invoice pricing as provided for in this Agreement.
b.In the event that SUPPLIER elects to discontinue any Product, with SUPPLIER giving CUSTOMER commercially reasonable notice, and if SUPPLIER does not replace such discontinued Product with a Replacement Product, or if the price of the Replacement Product is more than [***]% higher than the discontinued Product, then the Parties agree to discuss in good faith the potential resolution of such matters in a manner acceptable to both Parties.
10.TITLE AND RISK OF LOSS
Title and risk of loss to the Products purchased hereunder shall pass to CUSTOMER upon CUSTOMER’s receipt and acceptance of Products at the location designated as the ship-to-point (or as otherwise agreed in writing by the Parties) for the relevant order in accordance with Section 7.
11.PRODUCT SPECIFICATIONS.
SUPPLIER shall provide CUSTOMER with published specifications of the Products and reserves the right to change the specifications subject to SUPPLIER providing CUSTOMER thirty (30) days prior written notice of any changes. SUPPLIER will maintain product mapping on all Products with MOTOR Information Systems.
12.SUPPLIER PRODUCT WARRANTIES.
SUPPLIER WARRANTS FOR A PERIOD OF NINETY (90) DAYS AFTER THE DATE OF DELIVERY TO THE CUSTOMER LOCATION OF THE PRODUCTS SOLD HEREUNDER THAT SUCH PRODUCTS MEET THE THEN CURRENT SPECIFICATIONS DESIGNATED IN SUPPLIER’S APPLICABLE PACKAGING OR PUBLICATIONS. EXCEPT AS STATED IN THIS SECTION 12, SUPPLIER MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF TITLE. THE FOREGOING WARRANTY SHALL BE VOID IF CUSTOMER DOES NOT HANDLE, STORE, TRANSPORT, INSTALL OR UTILIZE PRODUCTS IN ACCORDANCE WITH SUPPLIER’S PUBLISHED PRODUCT RECOMMENDATIONS.
13.PRODUCT PURITY, IDENTIFICATION AND TRADEMARKS.
Each of CUSTOMER and SUPPLIER shall use its commercially reasonable efforts to maintain the quality, good name and reputation of SUPPLIER and CUSTOMER, respectively, and the Products. Neither CUSTOMER nor SUPPLIER shall contaminate, commingle with other products, adulterate, mislabel, or misidentify the Products, and CUSTOMER shall not use SUPPLIER’S containers, packages, trademarks or labels in association with any products or substances other than the Products, and neither Party shall cause or knowingly facilitate any third parties to take such actions. CUSTOMER shall not bring or cause to be brought any proceedings, either administrative, arbitral or judicial in nature, contesting SUPPLIER’s ownership of rights to SUPPLIER’s technology, formulations or other proprietary information related to the Products.
SUPPLIER hereby grants to CUSTOMER and CUSTOMER’s Affiliates a non-exclusive, non-transferable (except as provided in Section 31), royalty-free, sublicensable license to use any trademark, service mark, grade designation, trade dress, trade name or other indication of source of origin under which the Products are sold to identify the Products and store and advertise the Products. CUSTOMER hereby grants to SUPPLIER and SUPPLIER’s Affiliates a non-exclusive, non-transferable (except as provided in Section 31), royalty-free, sublicensable license to use any trademark, trade name or other indication of source of origin to refer to CUSTOMER and the Customer Locations. SUPPLIER’s use of CUSTOMER’s trademarks will inure to the benefit of CUSTOMER.  CUSTOMER’s use of SUPPLIER’s trademarks will inure to the benefit of SUPPLIER.  Each Party has the right to change its respective trademarks at any time.  Each Party will use the other Party’s trademarks in a form acceptable to the other Party.

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14.INSPECTION AND REJECTION OF PRODUCTS; NONCONFORMING PRODUCTS.
a.All Products purchased pursuant to this Agreement will be subject to final inspection and approval by CUSTOMER. Such inspection shall be made by CUSTOMER within a reasonable time upon (and no later than within seven (7) days after) delivery of such Products to the Customer Location irrespective of the date of payment therefor. Neither acceptance, payment nor use shall waive the right to inspection or the right to return Defective Products (as defined below) in accordance with Section 14(b).
b.Defective or Nonconforming Products. CUSTOMER shall have the right to reject any or all Products which in CUSTOMER’s reasonable judgment, as shown by demonstrable evidence, are defective or nonconforming (i.e., do not meet the specifications in accordance with Section 12) (“Defective Products”) within ninety (90) days after delivery of such Products to the Customer Location; provided that, such Products have been inspected by CUSTOMER within a reasonable time upon (and no later than within seven (7) days after) their delivery to the Customer Location in accordance with Section 14(a), and at all times have been handled, stored, transported, installed and utilized by CUSTOMER in accordance with SUPPLIER’s published product recommendations in accordance with Section 12; provided further that, for the avoidance of doubt, CUSTOMER’s failure to inspect such Products within a reasonable time upon (and no later than within seven (7) days after) their delivery to the Customer Location shall not affect any right conferred upon CUSTOMER by Section 12. In such event, CUSTOMER shall promptly, and no later than within ninety (90) days after delivery of the relevant Products to the Customer Location, notify SUPPLIER in writing of its rejection. Upon CUSTOMER’s rejection of such Products in accordance with this Section 14(b), and SUPPLIER’s receipt of such rejection notification, SUPPLIER shall promptly replace any such Defective Products. SUPPLIER shall be responsible for any damages CUSTOMER incurs as a result of Defective Products; provided that SUPPLIER’s responsibility for such damages shall not exceed (i) in the case of damages resulting from a failure by SUPPLIER’s manufacturer, distributor or other third party, the amount that SUPPLIER receives in reimbursement or compensation or otherwise recovers from such manufacturer, distributor or other third party related to costs associated with damages either Party incurs as a result of such Defective Products, or (ii) in the case of damages resulting from a failure by SUPPLIER, [***] per occurrence. CUSTOMER agrees to work with SUPPLIER to seek recovery of such amounts from SUPPLIER’s manufacturer or distributor or other third parties related to costs associated with damages either Party incurred as a result of Defective Products. SUPPLIER agrees to enforce its rights to, and diligently pursue, any such reimbursement, compensation or recovery from SUPPLIER’s manufacturer, distributor or other third parties.
15.PRODUCT QUALITY.
CUSTOMER shall notify SUPPLIER in writing of any quality issues related to the Products as soon as possible. SUPPLIER shall use commercially reasonable efforts to promptly perform a root cause analysis of the problem and if necessary, propose a solution to mitigate the immediate issue as well as future issues.
16.REPRESENTATIONS AND WARRANTIES.
CUSTOMER and SUPPLIER each represents and warrants to the other that (i) it has the right, power and authority to grant the rights provided in this Agreement and to perform its obligations under this Agreement, and (ii) its execution, delivery and performance of this Agreement have been duly authorized and will not violate any other agreement, restriction or law to which it is a party or by which it is bound.
SUPPLIER represents and warrants to CUSTOMER that the Products do not infringe on any existing patent, trademark, copyright, contractual or other proprietary right of any third party, other than any such infringement to the extent in existence on or prior to the Effective Date.

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CUSTOMER represents and warrants to SUPPLIER that set forth on Exhibit F is a true and complete list of volumes (on a per Product category basis) of Lubricant Products purchased by CUSTOMER from SUPPLIER during the twelve (12)-month period ending on September 30, 2022.
17.NOTICE.
Notices under this Agreement are sufficient if delivered by nationally recognized overnight courier service or by hand, mailed by certified mail (return receipt requested) or sent by email, in each case, to the address below, provided, that either Party may change its mailing address, email address or other notice information by written notice given in accordance with this Section 17:
(1)if to CUSTOMER,
c/o Valvoline Inc.
100 Valvoline Way, Suite 100
Lexington, KY 40509
Attention: General Counsel
Email: [***]
with copies to (which copies alone shall not constitute notice):
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
United States of America
Attention: Robert I. Townsend, III
O. Keith Hallam, III
Claudia J. Ricciardi
Email:    RTownsend@cravath.com
KHallam@cravath.com
CRicciardi@cravath.com
(2)if to SUPPLIER,
c/o VGP Holdings LLC
100 Valvoline Way, Suite 200
Lexington, Kentucky 40509
Attention:     Chief Legal Officer
Email:     [***]
with copies to (which copies alone shall not constitute notice):
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
United States of America
Attention:     Gregory Pryor, Esq.
Francis E. Lupinacci, Esq.
Email:     GPryor@whitecase.com
    FLupinacci@whitecase.com
18.TERM, TERMINATION AND REMEDIES.
a.This Agreement shall be effective until it is terminated pursuant to the provisions of this Section 18 (the “Term”).
b.Subject to the provisions of this Section 18, this Agreement may be terminated only by mutual consent of the Parties in writing or if any one or more of the following events occur during the Term (each a “Termination Event”, which, in the case of each of Sections 18(b)(i) through 18(b)(vi) below, shall be construed as a separate Termination Event and shall not be limited or restricted by the terms of any other Termination Event, except as expressly provided in this Section 18(b)):

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i.By SUPPLIER if CUSTOMER materially defaults in the performance of or breaches any provision of Section 2(b), 2(d) or the first sentence of 2(e) (Supply and Purchase Commitments) with respect to all Customer Locations that are required to be set forth on Exhibit K, regardless of whether such Customer Locations have so been properly set forth on Exhibit K, Section 4(e) (Customer Locations), Section 13 (Product Purity, Identification and Trademarks) or Section 31(a) (Assignment and Transfer) of this Agreement, and CUSTOMER fails to cure such default within thirty (30) days of receiving written notice of the default from SUPPLIER;
ii.By SUPPLIER if any payment from CUSTOMER due hereunder is unpaid when due and remains unpaid for a period of thirty (30) days following SUPPLIER’s delivery of a notice of non-payment;
iii.By CUSTOMER if, other than in the case of a force majeure event, SUPPLIER has materially breached the Service Levels (considering lead time and order requirements) in accordance with Section 1(b) of Exhibit B on more than three (3) occasions in any twelve (12) month period and in each case such breach has remained uncured ninety (90) days after SUPPLIER has received a Deficiency Notice from CUSTOMER in accordance with Section 1(b) of Exhibit B; provided that SUPPLIER shall have the opportunity to cure each such breach by delivery that meets the Service Levels (considering lead time and order requirements) in accordance with Section 1(b) of Exhibit B within ninety (90) days after receiving the Deficiency Notice from CUSTOMER;
iv.By CUSTOMER if SUPPLIER materially defaults in the performance of or breaches any provision of Section 12 (Supplier Product Warranties), Section 13 (Product Purity, Identification and Trademarks) or Section 14(b) (Nonconforming Products), and SUPPLIER fails to cure such default within thirty (30) days of receiving written notice of the default from CUSTOMER;
v.By either Party if, with respect to the other Party, any proceeding in bankruptcy is filed, or any order for relief in bankruptcy is issued by or against such Party, if a receiver for such Party is appointed in any suit or proceeding brought by or against such Party, or if there is an assignment by such Party for the benefit of such Party’s creditor(s); or
vi.By CUSTOMER, in accordance with Section 4 of Exhibit D.
c.Each cure period set out in Section 18(b) shall be extended for an additional thirty (30) days to the extent that the defaulting Party has commenced and is diligently pursuing its efforts to remedy the relevant default.
d.Prior to exercising a termination right pursuant to Section 18(b), the Party seeking to terminate this Agreement (the “Terminating Party”) shall provide written notice to the other Party of its intention to so terminate with a reasonably detailed description of the reasons therefor, after which the senior officers of each Party shall convene meetings to discuss in good faith the potential resolution of the relevant Termination Event. If the Parties are unable to resolve the relevant Termination Event within thirty (30) days of the first meeting to the satisfaction of the Terminating Party, then the Terminating Party may proceed to terminate this Agreement in accordance with this Section 18 by providing a written notice to the other Party that commences the Termination Notice Period (as defined below).
e.Any termination of this Agreement pursuant to Section 18(b) shall be after at least [***] by the Terminating Party to the other Party (the “Termination Notice Period”), and during such Termination Notice Period, each Party shall continue to perform its obligations under this Agreement and discuss in good faith with the other Party the potential resolution of the relevant Termination Event. This Agreement shall automatically terminate upon the Terminating Party providing a further written notice to the other Party on or after the expiration of the Termination Notice Period.
f.Nothing contained herein shall be deemed to limit or otherwise restrict any right, power or remedy of either Party. All rights, powers and remedies shall be cumulative

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and concurrent and the exercise of one or more rights, powers or remedies existing under this Agreement or now or hereafter existing at law or in equity, shall not preclude the subsequent exercise by either Party of any other rights, power or remedy.
19.RELATIONSHIP OF THE PARTIES.
The relationship of the Parties and their respective employees, agents, and contractors is at all times that of independent contractors, and neither Party will represent the other Party as its’ agent, employee, or partner in any manner. Neither Party has authority to enter into any contract or incur any expense or obligation in the other Party’s name.
20.CONFIDENTIALITY.
a.Each Party shall use the Confidential Information of the other Party and reproduce materials containing Confidential Information of the other Party only as necessary to perform its obligations under this Agreement. Each Party shall restrict disclosure of Confidential Information of the other Party to its personnel who have a need to know such information to perform its obligations under the Agreement and who have first agreed to be bound by the terms of this Section. Each Party is liable for an unauthorized disclosure or use of Confidential Information of the other Party by any of its current or former personnel. Within ten (10) days after receiving a written request from the other Party, a Party shall destroy or return (as instructed) any materials containing Confidential Information of the other Party, except such Confidential Information that may be stored in such Party’s backup systems as part of such Party’s standard record retention or archiving process (provided that, any such Confidential Information shall continue to be subject to the confidentiality provisions hereof).
b.Exceptions to Confidential Information. The obligations under this Section 20 do not apply to Confidential Information that a Party can demonstrate:
i.is or becomes publicly available without its breach of this Agreement; or
ii.is independently developed by it without using Confidential Information; or
iii.is received by it from a third party that does not have an obligation of confidentiality to the other Party; or
iv.is properly and lawfully known to the receiving Party prior to the Effective Date without an obligation of confidentiality to the other Party.
c.A Party may disclose Confidential Information to the extent that, in the reasonable opinion of its legal counsel, it is legally required to disclose such Confidential Information; provided that, such Party shall: (i) give written notice to the other Party in a reasonable time prior to disclosure and allow the other Party a reasonable opportunity to seek appropriate protective measures; (ii) take into account the reasonable requests of the other Party in relation to the form, timing and content of such disclosure; and (iii) use its commercially reasonable efforts to maintain the confidential nature and resist the disclosure of any terms of this Agreement in relation to pricing and any related commercially sensitive information, including by means of redacting such terms and related commercially sensitive information from any disclosed documentation.
21.AUDITING.
a.SUPPLIER agrees that (i) each facility in which Core Products are stored, engineered or processed and the equipment and supplies used in connection with the storing, engineering or processing of Core Products may be inspected by CUSTOMER, and (ii) CUSTOMER may, at CUSTOMER’S expense, audit SUPPLIER’s production and quality assurance processes upon reasonable prior written notice to SUPPLIER during regular business hours. The audit may be conducted by CUSTOMER’S auditors, representatives or agents who have a legitimate and non-competitive purpose to visit the premises. The rights of CUSTOMER to any remedy under this

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Agreement will not be impacted or limited by any knowledge that CUSTOMER may have acquired from such inspection.
b.CUSTOMER agrees that (i) each Customer Location may be inspected by SUPPLIER and (ii) SUPPLIER may, at SUPPLIER’s expense, audit CUSTOMER’s automotive service operations and quality assurance processes upon reasonable prior written notice to CUSTOMER during regular business hours. The audit may be conducted by SUPPLIER’s auditors, representatives or agents who have a legitimate and non-competitive purpose to visit the Customer Location. The rights of SUPPLIER to any remedy under this Agreement will not be impacted or limited by any knowledge that SUPPLIER may have acquired from such inspection.
c.Each of SUPPLIER and CUSTOMER will have the right, once each calendar year, upon reasonable notice and during normal business hours, to have its auditors, personnel or representatives review the records of the other Party for the previous calendar year to verify the other Party’s performance of its obligations pursuant to this Agreement during the previous calendar year. Should such review disclose any overpayment by CUSTOMER, then SUPPLIER will refund to CUSTOMER such overpayment together with interest at 1% per month from when initially paid by CUSTOMER, and, in the event such overpayment is equal to or greater than $10,000, SUPPLIER will reimburse CUSTOMER for the reasonable cost of the review. Should such review disclose any underpayment by CUSTOMER, then CUSTOMER will pay to SUPPLIER the amount of such underpayment together with interest at 1% per month from the date which is thirty (30) days following the date when the Products for which such underpayment relates were delivered to CUSTOMER. In the event the amount of such underpayment is equal to or greater than $10,000, CUSTOMER will reimburse SUPPLIER for the reasonable cost of the review.
d.The Parties shall cooperate to ensure that their exercise of the audit rights and performance of the obligations contained in this Section 21, and the Parties’ handling of all competitively sensitive information and carrying out of all information exchanges pursuant to this Agreement, do not violate any applicable antitrust laws, and to develop in good faith protocols that address the foregoing.
e.The audit rights and obligations contained herein will survive the termination or expiration of this Agreement for a period of three (3) years after such termination or expiration.
22.NO WAIVER.
This Agreement’s terms, covenants and conditions may be waived only by a written instrument signed by the Party waiving compliance. Any Party’s failure at any time to require performance of any provision shall, in no manner, affect that Party’s right to enforce that or any other provision at a later date. No waiver of any condition or breach of any provision, term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or to be construed as a further or continuing waiver of that or any other condition or of the breach of that or other provision, term or covenant of this Agreement.
23.ENTIRETY OF CONTRACT.
This Agreement is intended by the Parties as the final, complete and exclusive statement of the terms, conditions and specifications of their agreement and is intended to supersede all previous oral or written agreements and understandings between the Parties relating to its specific subject matter. No employee or agent of either Party has authority to make any statement, representation, promise or agreement not contained in this Agreement. No prior stipulation, agreement, understanding or course of dealing between the Parties or their agents with respect to the subject matter of this Agreement shall be valid or enforceable unless embodied in this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be valid or enforceable unless in writing and signed by all Parties to this Agreement. This Agreement shall supersede, and shall not be modified or amended in any way by the terms of, any purchase order which may be issued by CUSTOMER for the purchase of Products hereunder.

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24.SEVERABILITY.
If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the application of such provision to any other person or circumstance and the remainder of this Agreement will not be affected thereby and will remain in full effect, and, if possible, such provision shall be replaced with a lawful provision which, as closely as possible, gives effect to the intention of the Parties under this Agreement and, where permissible, does not affect or impair the validity of any other provision of this Agreement or the application of any other provision of this Agreement to any person or circumstance.
25.SURVIVAL.
All obligations of CUSTOMER and SUPPLIER that expressly or by their nature survive the expiration or termination of this Agreement, including the obligation of either Party to pay any amounts accrued hereunder, will continue in full force and effect beyond the expiration or termination of this Agreement and until they are satisfied or by their nature expire.
26.INDEMNIFICATION.
a.To the fullest extent permitted by law, SUPPLIER shall defend, indemnify and hold CUSTOMER, its parents, subsidiaries, related entities and their respective officers, directors and employees harmless from and against any and all claims, suits, damages, losses, liabilities, fines, penalties, costs or expenses (including reasonable attorney’s fees) arising from or related to (i) SUPPLIER’s negligence, gross negligence or willful misconduct in the performance of its duties and obligations hereunder, (ii) any violation of applicable law by SUPPLIER or its products and services prior to the expiration or termination hereof, or (iii) SUPPLIER’s breach of its obligations or representations and warranties hereunder, in the case of each of clauses (i) through (iii) above, in respect of, arising out of or involving a claim made by any third party against the indemnified party. However, under no circumstances shall SUPPLIER be liable hereunder for consequential damages or loss of profit, except to the extent payable by CUSTOMER to third parties.
b.To the fullest extent permitted by law, CUSTOMER shall defend, indemnify and hold SUPPLIER, its parents, subsidiaries, related entities and their respective officers, directors and employees harmless from and against any and all claims, suits, damages, losses, liabilities, fines, penalties, costs or expenses (including reasonable attorney’s fees) arising from or related to (i) CUSTOMER’s negligence, gross negligence or willful misconduct in the performance of its duties and obligations hereunder, (ii) any violation of applicable law by CUSTOMER or its products and services prior to the expiration or termination hereof, or (iii) CUSTOMER’s breach of its obligations or representations and warranties hereunder, in the case of each of clauses (i) through (iii) above, in respect of, arising out of or involving a claim made by any third party against the indemnified party. However, under no circumstances shall CUSTOMER be liable hereunder for consequential damages or loss of profit, except to the extent payable by SUPPLIER to third parties.
c.The provisions of Section 8.04 (Calculation of Losses; Mitigation) (other than Section 8.04(a)(ii) and the second sentence of Section 8.04(a)) of the Equity Purchase Agreement, and the procedures set forth in Section 8.06 (Indemnification Procedures for Other Than Tax Claims) of the Equity Purchase Agreement (other than clauses (d) and (e) thereof), shall govern any claim for indemnity hereunder. The “Equity Purchase Agreement”, as such term is used herein, shall mean the Equity Purchase Agreement, dated as of July 31, 2022, between Valvoline Inc. and Gateway Velocity Holding Corp. and, solely for the purposes set forth therein, Aramco Overseas Company B.V..
27.FORCE MAJEURE.
The Parties to this Agreement shall not be responsible for any delay or failure to perform under this Agreement (other than to make payments when due hereunder) if delayed or prevented from performing by acts of God; transportation difficulty which could not have been foreseen by

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SUPPLIER and is beyond the reasonable control of SUPPLIER; pandemic; strike; war, riot or insurrection; embargo; any law, regulation, ruling, order or action of any governmental authority; any allocation or shortage of raw materials; or any other cause or causes beyond such Party’s reasonable control whether similar or dissimilar to those stated above.
28.COMPLIANCE WITH LAWS/TAXES.
Each Party shall, at its own expense, (i) comply with all applicable laws, regulations, rulings and orders, including without limitation those relating to taxation, workers’ compensation, and environmental protection in connection with its obligations under this Agreement or the supply, transportation, storage or handling or delivery of Products, as applicable; and (ii) obtain all necessary licenses and permits for the purchase and sale of the Products.
29.SUPPLIER’S RIGHT TO INSPECT.
SUPPLIER, or its authorized agents, shall have the right, but not the obligation, to inspect CUSTOMER’s premises and inventory; sample, monitor or test any motor oil, grease or filter or Products offered for sale; and to inspect or test any tank, line, pump, dispenser, or other operating equipment, including without limitation equipment owned by CUSTOMER, used at CUSTOMER’s premises bearing SUPPLIER’s trademarks, or being represented to contain the Products, at any time during CUSTOMER’s business hours. At least seventy-two (72) hours prior to any such inspection, SUPPLIER shall provide CUSTOMER with a written notice of such inspection and shall permit CUSTOMER to have management present during such inspection.
30.GOVERNING LAW.
a.Any dispute, claim or controversy arising out of or related to this Agreement or breach, termination or validity thereof (“Dispute”), may be, by mutual consent of the Parties, settled by arbitration conducted expeditiously in accordance with the commercial Arbitration Rules of the American Arbitration Association (“AAA”). Within ten (10) business days of the filing of arbitration (if arbitration is chosen), the Parties shall select a sole independent and impartial arbitrator in accordance with such Rules. If the Parties mutually agree to arbitration, but are unable to agree upon an arbitrator within such period, on or after the eleventh (11th) day either Party may request the AAA to appoint an arbitrator, which arbitrator shall be experienced in commercial matters. The arbitrator will issue findings of fact and conclusions of law to support his/her opinion and is not empowered to award damages in excess of compensatory damages (including interest). The place of arbitration shall be New York, New York. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. NOTWITHSTANDING ANY OF THE FOREGOING, EITHER PARTY MAY SEEK REMEDY THROUGH THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THEREOF WITH RESPECT TO ANY APPEALS, WHICH SHALL BE THE EXCLUSIVE COURTS FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, INJUNCTIVE RELIEF, PRIOR AND WITHOUT PREJUDICE TO ANY ARBITRATION IN ACCORDANCE WITH THIS PROVISION. THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
b.Each Party shall continue to perform its obligations under this Agreement during the resolution of any Dispute in accordance with Section 30(a).
c.Notwithstanding anything contained in this Agreement, neither Party shall be liable in any arbitration, litigation or other proceeding for anything other than actual, compensatory damages.

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31.ASSIGNMENT, TRANSFER AND CERTAIN TRANSACTIONS.
a.This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors or assigns; provided that, neither Party shall assign its interest in this Agreement without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving, or any transfer in connection with the sale of all or substantially all assets of, a Party (regardless of whether the Party is a surviving or disappearing entity), will not be deemed to be a transfer of rights, obligations, or performance under this Agreement for which the other Party’s prior written consent is required. Any assignment or other transfer permitted under this Section 31(a) shall require the assignee, surviving entity or other transferee to agree in writing to be bound by the terms of this Agreement as of the effective date of such assignment or other transfer.
b.Notwithstanding Section 31(a), SUPPLIER may, without obtaining written consent from CUSTOMER:
i.assign or transfer, by operation of law or otherwise, its interest in this Agreement to any Affiliate of SUPPLIER in connection with the transfer or assignment, by operation of law or otherwise, of SUPPLIER’s business to such Affiliate; and
ii.delegate or subcontract any of its obligations under this Agreement, including to its authorized distributor(s), provided that SUPPLIER shall be fully responsible for its delegatee’s or subcontractor’s failure to comply with any such obligations under this Agreement.
c.In the event that VRS decides to pursue or undertake any transaction or series of related transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise) that directly or indirectly results in the sale or transfer (other than an to an Affiliate) of (i) all or substantially all of the Valvoline Marks (as defined in the Trademark Co-Existence Agreement), (ii) at least 50% of the assets of VRS (determined based on value), (iii) beneficial ownership or control of at least 50% of the outstanding equity securities of VRS (or any Affiliate that controls VRS and is engaged directly or indirectly in VRS’s business) or (iv) beneficial ownership or control of at least 50% of the outstanding equity securities of any one or more subsidiaries of VRS owning, controlling or otherwise constituting at least 50% of the assets of VRS (determined based on value), in each case, to a person or a “group” (within the meaning of the Securities Exchange Act of 1934, as amended and the rules of the U.S. Securities and Exchange Commission thereunder), VRS shall give SUPPLIER a reasonable, timely opportunity to meaningfully participate as a bidder in any such transaction.
32.STRATEGIC PARTNERSHIP SUMMIT.
The Parties agree that they are strategic long-term partners, and as such operate with the goal of advancing each Party’s business across its many facets. In order to best achieve their collective goals, the Parties agree to conduct a summit to understand each Party’s key strategic priorities, long-term growth planning, including planning for new products and future offerings, sales and marketing and human resources and align on possible solutions where each Party may offer value-adding knowledge, products or services, in each case with respect to the following three (3) years (the “Summit”). The Summit will be held once a year during the Term of the Agreement, with the first Summit to be scheduled as close as possible to CUSTOMER’s fiscal year renewal. CUSTOMER and SUPPLIER agree to participate in the Summit, whether in person or remote, and to have participants from the following areas of the business: Key Retail Store Sales, Operations Leadership, Marketing, Purchasing, Training Team Leadership and Other Key Constituents as CUSTOMER and SUPPLIER deem appropriate. Each Party shall bear the cost of any travel of their representatives. Each Party’s Summit participants shall include the leadership across such Party’s Installer Channel, Strategic Accounts, Marketing and Training (and others as required).

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33.NO PUBLIC ANNOUNCEMENTS.
Neither Party shall, nor shall it permit its Affiliates to, issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement without the prior written consent of the other Party, which may not be unreasonably withheld, conditioned or delayed; provided, however, that the foregoing shall not apply (i) if such issuance or release is required by law, including to comply with applicable securities laws or (ii) if such issuance or release is in connection with customary interactions with such Party’s investors for the purpose of facilitating such investors’ evaluation of its investment in a Party.
34.NO THIRD-PARTY BENEFICIARIES.
Except as otherwise provided in Section 26, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any other party, including any Customer Location and any licensee or franchisee of CUSTOMER, any legal or equitable right or remedy under this Agreement, and in no event shall SUPPLIER have any obligation under this Agreement to any Customer Location or any licensee or franchisee of CUSTOMER.
35.COUNTERPARTS.
This Agreement may be executed in separate counterparts. Each separate counterpart shall be deemed an original, but all such counterparts, taken together, constitute one and the same instrument.
36.EQUITABLE RELIEF.
The Parties acknowledge that a breach of Section 31(c) of this Agreement may cause irreparable harm, for which an award of damages would not be adequate compensation and agree that, in the event of such a breach or threatened breach of Section 31(c) of this Agreement, SUPPLIER will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and CUSTOMER hereby waives any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies will not be deemed to be exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have set their hands as of the date first written above.

SUPPLIER
VGP HOLDINGS LLC
By: /s/ Jamal K. Muashsher
Name: Jamal K. Muashsher
Title: President

CUSTOMER
By: /s/ Mary E. Meixelsperger
Name: Mary E. Meixelsperger
Title: Chief Financial Officer

VALVOLINE INC.
By: /s/ Julie M. O’Daniel
Name: Julie M. O’Daniel
Title: SVP, Chief Legal Officer & Corp. Secretary

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